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                                                                    Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT



NAME                                              STATE OF INCORPORATION
------------------------------------------  ------------------------------------
Clarion Plastics Technologies, Inc.                     Ohio
Clarion Specialty Products, Inc.                        Ohio
Clarion Sourcing, Inc.                                Illinois
Rose & Associates, Inc.                               Delaware